As filed with the Securities and Exchange Commission on January 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

China Pharma Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	75-1564807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China

+86- 898-6681-1730

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zhilin Li

President and Chief Executive Officer

2nd Floor, No. 17, Jinpan Road, Haikou,

Hainan Province, China 570216

+86- 898-6681-1730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This replacement registration statement on Form S-3 (the “Registration Statement”) of China Pharma Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”) and includes up to $50,000,000 aggregate initial offering price of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of subscription rights to purchase common stock, preferred stock or debt securities and such indeterminate number of units (collectively, the “Securities”) of the Company, $45,000,000 of which was previously offered by the Company and registered on the Company’s registration statement on Form S-3 (Registration No. 333-251973) (the “Prior Registration Statement”) filed by the Company with the Commission under the Securities Act on January 8, 2021 and declared effective on January 21, 2021, and not sold thereunder. Under Rule 415(a)(5) under the Securities Act, the registration regarding the unsold securities under the Prior Registration Statement expires three years after the effective date of the Prior Registration Statement, or on January 20, 2024. Accordingly, the Company is filing this Registration Statement to register new Securities and cover the unsold securities under the Prior Registration Statement. Any Securities registered hereunder may be sold separately or as units with the other Securities registered hereunder.

Under Rule 415(a)(5), the Company may continue to offer and sell the unsold securities during the grace period permitted by Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this Registration Statement will be deemed to terminate the offering of the unsold Securities on the Prior Registration Statement. If the Company sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this Registration Statement, the Company will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated January 12, 2024

Prospectus

CHINA PHARMA HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

China Pharma Holdings, Inc. is a Nevada incorporated holding company (“China Pharma”, the “Company”, “we”, “our” or “us”) with all of its operations conducted in China through its subsidiaries. Through this prospectus, we may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities (which may be convertible into or exchangeable for common stock), warrants, rights or units that include any of these securities up to an aggregate offering price not exceeding $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the NYSE American (formerly known as AMEX) under the symbol “CPHI”. The closing price for our common stock on NYSE American on January 11, 2024 was $0.0933 per share. Each prospectus supplement will contain information, where applicable, as to any listing on the NYSE American or any other securities exchange of the securities covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. CHINA PHARMA IS NOT A CHINESE OPERATING COMPANY, BUT A HOLDING COMPANY INCORPORATED IN NEVADA. AS A HOLDING COMPANY WITH NO MATERIAL OPERATIONS OF ITS OWN, THE COMPANY CONDUCTS A SUBSTANTIAL MAJORITY OF ITS OPERATIONS THROUGH THE OPERATING ENTITY ESTABLISHED IN THE PEOPLE’S REPUBLIC OF CHINA (THE “PRC”), PRIMARILY THE COMPANY’S WHOLLY OWNED PRC SUBSIDIARY.

ADDITIONALLY, HELPSON, CHINA PHARMA’S PRC SUBSIDIARY, IS SUBJECT TO CERTAIN LEGAL AND OPERATIONAL RISKS ASSOCIATED WITH ITS OPERATIONS IN CHINA. PRC LAWS AND REGULATIONS GOVERNING HELPSON’S CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN, AND THEREFORE, THESE RISKS MAY RESULT IN A MATERIAL CHANGE IN HELPSON’S OPERATIONS, SIGNIFICANT DEPRECIATION OF THE VALUE OF OUR COMMON STOCK, OR A COMPLETE HINDRANCE OF THE COMPANY’S ABILITY TO OFFER OR CONTINUE TO OFFER ITS SECURITIES TO INVESTORS. RECENTLY, THE PRC GOVERNMENT INITIATED A SERIES OF REGULATORY ACTIONS AND STATEMENTS TO REGULATE BUSINESS OPERATIONS IN CHINA WITH LITTLE ADVANCE NOTICE, INCLUDING CRACKING DOWN ON ILLEGAL ACTIVITIES IN THE SECURITIES MARKET, ADOPTING NEW MEASURES TO EXTEND THE SCOPE OF CYBERSECURITY REVIEWS, AND EXPANDING THE EFFORTS IN ANTI-MONOPOLY ENFORCEMENT. SINCE THESE STATEMENTS AND REGULATORY ACTIONS ARE NEW, IT IS HIGHLY UNCERTAIN HOW SOON LEGISLATIVE OR ADMINISTRATIVE REGULATION MAKING BODIES WILL RESPOND AND WHAT EXISTING OR NEW LAWS OR REGULATIONS OR DETAILED IMPLEMENTATIONS AND INTERPRETATIONS WILL BE MODIFIED OR PROMULGATED, IF ANY, AND THE POTENTIAL IMPACT OF SUCH MODIFIED OR NEW LAWS AND REGULATIONS WILL HAVE ON THE COMPANY’S DAILY BUSINESS OPERATION, THE ABILITY TO ACCEPT FOREIGN INVESTMENTS AND LIST ON AN U.S. OR OTHER FOREIGN EXCHANGE.

ON FEBRUARY 17, 2023, THE CHINA SECURITIES REGULATORY COMMISSION (THE “CSRC”), PROMULGATED THE TRIAL ADMINISTRATIVE MEASURES OF OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC COMPANIES (THE “TRIAL MEASURES”), WHICH BECAME EFFECTIVE ON MARCH 31, 2023. ON THE SAMED DATE, THE CSRC CIRCULATED SUPPORTING GUIDANCE RULES NO.1 THROUGH NO.5, NOTES ON THE TRIAL MEASURES, NOTICE ON ADMINISTRATION ARRANGEMENTS FOR THE FILING OF OVERSEAS LISTINGS BY DOMESTIC ENTERPRISES AND RELEVEANT CSRC ANSWERS TO REPORT OR QUESTIONS (COLLECTIVELY, THE “GUIDANCE RULES AND NOTICE”), ON CSRC’S OFFICIAL WEBSITE. THE TRIAL MEAURES, TOGETHER WITH THE GUIDANCE RULES AND NOTICE REITERATE THE BASIC PRINCIPLES OF DRAFT ADMINSTRATIVE PROVISIONS AND DRAFT FILING MEASURES AND IMPOSE SUBSTANTIALLY THE SAME REQUIREMENTS FOR THE OVERSEAS SECURITIES OFFERING AND LISTING BY DOMESTIC ENTERPRISES, AND CLARIFIED AND EMPHASIZED SEVERAL ASPECTS. BECAUSE WE ARE ALREADY PUBLICLY LISTED IN THE U.S., THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE DO NOT IMPOSE OBVIOUS ADDITIONAL REGULATORY BURDEN ON US BEYOND THE OBLIGATION TO REPORT TO THE CSRC AND COMPLY WITH THE FILING REQUIREMENTS ON ANY FUTURE OFFERINGS OF OUR SECURITIES, OR MATERIAL EVENTS SUCH AS A CHANGE OF CONTROL OR DELISTING. AS THE TRIAL MEASURES AND THE GUIDANCE RULES AND NOTICE ARE NEWLY ISSUED, THERE REMAINS UNCERTAINTY AS TO HOW THEY WILL BE INTERPRETED OR IMPLEMENTED. THEREFORE, WE ARE SUBJECT TO SUCH FILING REQUIREMENTS UNDER THE TRIAL MEASURES UPON FUTURE SUBSEQUENT OFFERINGS, AND MAY BE SUBJECT TO ADDITIONAL FILING REQUIREMENTS AND, IF THERE ARE ANY CHANGES TO THE TRIAL MEASURES, AT THAT TIME WE MAY NOT BE ABLE TO GET CLEARANCE FROM THE CSRC IN A TIMELY FASHION.

ON MAY 20, 2020, THE U.S. SENATE PASSED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT REQUIRING FOREIGN COMPANIES TO CERTIFY THEY ARE NOT OWNED OR CONTROLLED BY A FOREIGN GOVERNMENT IF THE PCAOB IS UNABLE TO AUDIT SPECIFIED REPORTS BECAUSE THE COMPANY USES A FOREIGN AUDITOR NOT SUBJECT TO PCAOB INSPECTION. IF THE PCAOB IS UNABLE TO INSPECT THE COMPANY’S AUDITORS FOR THREE CONSECUTIVE YEARS, THE ISSUER’S SECURITIES ARE PROHIBITED FROM TRADING ON A U.S. STOCK EXCHANGE. ON DECEMBER 2, 2020, THE U.S. HOUSE OF REPRESENTATIVES APPROVED THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT. ON DECEMBER 18, 2020, THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT WAS SIGNED INTO LAW. PURSUANT TO THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT, THE PCAOB ISSUED A DETERMINATION REPORT ON DECEMBER 16, 2021 WHICH FOUND THAT THE PCAOB IS UNABLE TO INSPECT OR INVESTIGATE COMPLETELY REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN: (1) MAINLAND CHINA OF THE PRC BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN MAINLAND CHINA; AND (2) HONG KONG, A SPECIAL ADMINISTRATIVE REGION AND DEPENDENCY OF THE PRC, BECAUSE OF A POSITION TAKEN BY ONE OR MORE AUTHORITIES IN HONG KONG. ON AUGUST 26, 2022, THE PCAOB ANNOUNCED AND SIGNED A STATEMENT OF PROTOCOL (THE “PROTOCOL”) WITH THE CHINA SECURITIES REGULATORY COMMISSION AND THE MINISTRY OF FINANCE OF THE PEOPLE’S REPUBLIC OF CHINA. THE PROTOCOL PROVIDES THE PCAOB WITH: (1) SOLE DISCRETION TO SELECT THE FIRMS, AUDIT ENGAGEMENTS AND POTENTIAL VIOLATIONS IT INSPECTS AND INVESTIGATES, WITHOUT ANY INVOLVEMENT OF CHINESE AUTHORITIES; (2) PROCEDURES FOR PCAOB INSPECTORS AND INVESTIGATORS TO VIEW COMPLETE AUDIT WORK PAPERS WITH ALL INFORMATION INCLUDED AND FOR THE PCAOB TO RETAIN INFORMATION AS NEEDED; (3) DIRECT ACCESS TO INTERVIEW AND TAKE TESTIMONY FROM ALL PERSONNEL ASSOCIATED WITH THE AUDITS THE PCAOB INSPECTS OR INVESTIGATES. OUR AUDITOR IS HEADQUARTERED IN SINGAPORE, SINGAPORE AND WILL BE INSPECTED BY THE PCAOB ON A REGULAR BASIS.

OUR AUDITOR IS NOT SUBJECT TO THE DETERMINATION. OUR AUDITOR IS SUBJECT TO LAWS IN THE UNITED STATES PURSUANT TO WHICH THE PCAOB CONDUCTS REGULAR INSPECTIONS TO ASSESS OUR AUDITOR’S COMPLIANCE WITH THE APPLICABLE PROFESSIONAL STANDARDS. ON JUNE 22, 2021, THE U.S. SENATE PASSED THE ACCELERATING HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (“AHFCAA”) WHICH, PROPOSED TO REDUCE THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT FROM THREE YEARS TO TWO. ON DECEMBER 29, 2022, THE CONSOLIDATED APPROPRIATIONS ACT, 2023 (THE “CAA”) WAS SIGNED INTO LAW, WHICH OFFICIALLY REDUCED THE NUMBER OF CONSECUTIVE NON-INSPECTION YEARS REQUIRED FOR TRIGGERING THE PROHIBITIONS UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT FROM THREE YEARS TO TWO, THUS, REDUCING THE TIME BEFORE AN APPLICABLE ISSUER’S SECURITIES MAY BE PROHIBITED FROM TRADING OR DELISTED. CURRENTLY, OUR AUDITOR IS SUBJECT TO INSPECTION BY PCAOB. HOWEVER, IF AHFCAA WERE ENACTED INTO LAW, IT MAY POSE MORE RISKS OF POTENTIAL DELISTING AS WELL AS DEPRESS THE PRICE OF COMPANY’S COMMON STOCK. ON DECEMBER 15, 2022, THE PCAOB ISSUED A NEW DETERMINATION REPORT WHICH CONCLUDED THAT IT WAS ABLE TO INSPECT AND INVESTIGATE COMPLETELY PCAOB-REGISTERED ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN 2022, AND THE PCAOB VACATED THE DECEMBER 16, 2021 DETERMINATION REPORT. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY AUTHORITY IN EITHER JURISDICTION, INCLUDING BY THE CSRC OR THE MOF, THE PCAOB WILL MAKE DETERMINATIONS UNDER THE HFCAA AS AND WHEN APPROPRIATE. HOWEVER, WHETHER THE PCAOB WILL CONTINUE TO CONDUCT INSPECTIONS AND INVESTIGATIONS COMPLETELY TO ITS SATISFACTION OF PCAOB-REGISTERED PUBLIC ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IS SUBJECT TO UNCERTAINTY AND DEPENDS ON A NUMBER OF FACTORS OUT OF CHINA PHARMA’S, AND CHINA PHARMA’S AUDITOR’S, CONTROL, INCLUDING POSITIONS TAKEN BY AUTHORITIES OF THE PRC. THE PCAOB IS EXPECTED TO CONTINUE TO DEMAND COMPLETE ACCESS TO INSPECTIONS AND INVESTIGATIONS AGAINST ACCOUNTING FIRMS HEADQUARTERED IN MAINLAND CHINA AND HONG KONG IN THE FUTURE AND STATES THAT IT HAS ALREADY MADE PLANS TO RESUME REGULAR INSPECTIONS IN EARLY 2023 AND BEYOND. THE PCAOB IS REQUIRED UNDER THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT TO MAKE ITS DETERMINATION ON AN ANNUAL BASIS WITH REGARDS TO ITS ABILITY TO INSPECT AND INVESTIGATE COMPLETELY ACCOUNTING FIRMS BASED IN THE MAINLAND CHINA AND HONG KONG. SHOULD THE PCAOB AGAIN ENCOUNTER IMPEDIMENTS TO INSPECTIONS AND INVESTIGATIONS IN MAINLAND CHINA OR HONG KONG AS A RESULT OF POSITIONS TAKEN BY ANY FOREIGN AUTHORITY INCLUDING BUT IS NOT LIMITED TO MAINLAND CHINA OR HONG KONG JURISDICTION, THE PCAOB WILL ACT EXPEDITIOUSLY TO CONSIDER WHETHER IT SHOULD ISSUE A NEW DETERMINATION.

THE CHINESE REGULATORY AUTHORITIES COULD DISALLOW THE COMPANY’S STRUCTURE, WHICH COULD RESULT IN A MATERIAL CHANGE IN THE COMPANY’S OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES COULD DECLINE OR BECOME WORTHLESS. FOR A DESCRIPTION OF THE COMPANY’S CORPORATE STRUCTURE, SEE “PROSPECTUS SUMMARY” STARTING PAGE 1. SEE ALSO “RISK FACTORS - RISKS RELATED TO DOING BUSINESS IN CHINA” INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AND THE RISK FACTORS IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF CHINA PHARMA’S COMMON STOCK.

OUR SUBSIDIARIES HAVE NEVER ISSUED ANY DIVIDENDS OR DISTRIBUTIONS TO US, OR TO ANY INVESTORS AS OF THE DATE OF THIS PROSPECTUS. HELPSON, OUR PRC SUBSIDIARY, GENERATES AND RETAINS CASH GENERATED FROM OPERATING ACTIVITIES AND RE-INVEST IT IN DAILY BUSINESS. IN THE FUTURE, CASH PROCEEDS RAISED FROM OVERSEAS FINANCING ACTIVITIES AND THE EXERCISE OF WARRANTS BY WARRANT HOLDERS, MAY BE TRANSFERRED BY US TO HELPSON VIA CAPITAL CONTRIBUTION AND SHAREHOLDER LOANS, AS THE CASE MAY BE.

THE MAJORITY OF OUR INCOME IS RECEIVED IN RENMINBI (“RMB”) AND RESTRICTIONS IN FOREIGN CURRENCIES MAY LIMIT THE COMPANY’S ABILITY TO PAY DIVIDENDS OR OTHER PAYMENTS, OR OTHERWISE SATISFY THE COMPANY’S FOREIGN CURRENCY DENOMINATED OBLIGATIONS, IF ANY. UNDER EXISTING PRC FOREIGN EXCHANGE REGULATIONS, PAYMENTS OF CURRENT ACCOUNT ITEMS, INCLUDING PROFIT DISTRIBUTIONS, INTEREST PAYMENTS AND EXPENDITURES FROM TRADE-RELATED TRANSACTIONS, CAN BE MADE IN FOREIGN CURRENCIES WITHOUT PRIOR APPROVAL FROM THE STATE ADMINISTRATION OF THE FOREIGN EXCHANGE (“SAFE”) IN THE PRC AS LONG AS CERTAIN PROCEDURAL REQUIREMENTS ARE MET. APPROVAL FROM APPROPRIATE GOVERNMENT AUTHORITIES IS REQUIRED IF RMB IS CONVERTED INTO FOREIGN CURRENCY AND REMITTED OUT OF THE PRC TO PAY CAPITAL EXPENSES SUCH AS THE REPAYMENT OF LOANS DENOMINATED IN FOREIGN CURRENCIES. THE PRC GOVERNMENT MAY, AT ITS DISCRETION, IMPOSE RESTRICTIONS ON ACCESS TO FOREIGN CURRENCIES FOR CURRENT ACCOUNT TRANSACTIONS AND IF THIS OCCURS IN THE FUTURE, WE MAY NOT BE ABLE TO PAY DIVIDENDS IN FOREIGN CURRENCIES TO OUR STOCKHOLDERS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 12, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell common stock, preferred stock, debt securities (which may be convertible into or exchangeable for common stock), warrants, rights or units from time to time in one or more offerings at indeterminate prices, up to an aggregate offering price for all such securities of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. China Pharma has not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, and our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise stated in this prospectus, references to:

●	“China” or the “PRC” refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“Helpson” refers to Hainan Helpson Medical & Biotechnology Co., Ltd.

●	“Onny” refers to Onny Investment Ltd.

●	“RMB” and “Renminbi” refer to the legal currency of China; and

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States.

We use RMB as the functional currency and U.S. dollars as reporting currency in our financial statements and in this prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions.

ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-3 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate”, “expect”, “intend”, “plan”, “will”, “the Company believes”, “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance, due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that China Pharma files from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on China Pharma’s forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, China Pharma does not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, China Pharma assumes no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

iii

PROSPECTUS SUMMARY

Organization and Nature of Operations

China Pharma, a Nevada corporation, owns 100% of Onny, a British Virgin Islands corporation, which owns 100% of Helpson, a company organized under the laws of the People’s Republic of China (the “PRC”).

Onny acquired 100% of the ownership in Helpson on May 25, 2005, by entering into an Equity Transfer Agreement with Helpson’s three former shareholders. The transaction was approved by the Commercial Bureau of Hainan Province on June 12, 2005 and Helpson received the Certificate of Approval for Establishment of Enterprises with Foreign Investment in the PRC on the same day. Helpson received its business license evidencing its WFOE (Wholly Foreign Owned Enterprise) status on June 21, 2005.

Our corporate organizational chart is set forth below:

Helpson has acquired and continues to acquire well-accepted medical formulas to add to its diverse portfolio of Western and Chinese medicines.

Business Overview & Recent Developments

Helpson is principally engaged in the development, manufacture and marketing of pharmaceutical products for human use in connection with a variety of high-incidence and high-mortality diseases and medical conditions prevalent in the PRC. As a Nevada holding company without any operations, all of China Pharma’s operations are conducted in the PRC, where the manufacturing facilities are located, through Helpson, China Pharma’s indirectly wholly owned PRC subsidiary. Helpson manufactures pharmaceutical products in the form of dry powder injectables, liquid injectables, tablets, capsules, and cephalosporin oral solutions. The majority of our pharmaceutical products are sold on a prescription basis and all have been approved for at least one or more therapeutic indications by the National Medical Products Administration (the “NMPA”, formerly China Food and Drug Administration, CFDA) based upon demonstrated safety and efficacy.

As of the date of this prospectus, Helpson manufactured 19 pharmaceutical products for a wide variety of diseases and medical indications, each of which may be classified into one of three general categories:

●	Basic generic drugs, which are common drugs in the PRC for which there is a very large market demand;

●	First-to-market generic drugs, which are generic western drugs that are new to the PRC marketplace; or

●	Modern Traditional Chinese Medicines, which are generally comprised of non-synthetic, plant-based medicinal compounds that have been widely used in the PRC for thousands of years. Helpson applies modern production techniques to produce pharmaceutical products in different formulations, such as tablets, capsules or powders.

In selecting generic drugs to develop and manufacture, Helpson considers several factors, including the number of other manufacturers currently producing this particular drug, the size of the market for that drug, the proposed or required method of distribution, the existing and expected pricing for that particular drug in the marketplace, the costs of manufacturing that drug, and the costs of acquiring or developing the formula for that drug. Helpson believes that generic drugs that it has selected to manufacture have large addressable markets and higher profit margins relative to other generic drugs manufactured and distributed in the PRC.

In addition, Helpson manufactured comprehensive healthcare products and protective products in two production facilities it owns and operates in Haikou, Hainan Province, PRC. One has a construction area of 663.94 square meters, the other factory has two buildings with production area of 20,282.42 square meters and 6,593.20 square meters.

China’s consistency evaluation of generic drugs continued to proceed in 2023. Helpson has always taken the task of promoting the consistency evaluation as a top priority, and worked on them actively. However, for each drug’s consistency evaluation, due to the continuous dynamic changes of the detailed consistency evaluation policies, market trends, expected investments, and expected returns of investment (“ROI”), all companies in this industry have been adjusting to the policies under consistency evaluation. One of the flagship products, Candesartan tablets, a hypertension product, passed generic-drug-consistency-evaluation in early August 2023.

Helpson has taken a more cautious and flexible attitude towards the initiating and progressing any project for an existing product’s consistency evaluation and to cope with the changing macro environment of drug sales in China. Since initiated in 2018, when relevant Chinese authorities decided to implement trial Centralized Procurement (“CP”) activities in 11 selected pilot cities (including four municipalities and seven other cities), nine rounds of CP activities have been carried out as of November 6, 2023, which significantly reduced the price of the drugs that won the bids. In addition, the consistency evaluation has been adopted as one of the qualification standards for participating in the GPO activities. As a result, Helpson must balance at least the investment of financial resources and time to obtain the qualification of CP, and the sharp decline in the price of drugs included in CP, before making decisions for any products.

In addition, Helpson continues to explore the field of comprehensive healthcare. Comprehensive healthcare is a general concept proposed by the Chinese government according to the development of the times, social needs and changes in disease spectrum. According to the Outline of “Healthy China 2030” issued by Chinese government in October 2016, the total size of China’s health service industry is expected to reach RMB 16 trillion (approximately $2.5 trillion) by 2030. This industry focuses on people’s daily life, aging and diseases, pays attention to all kinds of risk factors and misunderstandings affecting health, calls for self-health management, and advocates the comprehensive care throughout the entire process of life. It covers all kinds of health-related information, products, and services, as well as actions taken by various organizations to meet the health needs. In response to this trend, Helpson launched Noni enzyme, a natural, Xeronine-rich antioxidant food supplement at the end of 2018. Helpson also launched wash-free sanitizers and masks, in 2020, to address the market needs caused by COVID-19 in China. As Chinese government officially terminated its zero-case policy, now the responsibility to protect people from the impact of COVID-19 falls more to the citizens themselves, and masks and sanitizers have been more and more popular due to increasing demand. Helpson has sufficient production capacity for medical masks, surgical masks, KN95 masks, and N95 masks, which meets the personal needs for protection against the epidemic outbreak. Thanks to the green channel provided by Hainan Medical Products Administration, Helpson received the Registration Certificate of N95 medical protective mask at the fastest speed by the end of 2022, when the infection of COVID-19 had surged in China.

Helpson plans to continue to optimize its product structure and actively respond to the current health needs of human beings.

Market Trends

As a generic drug company, Helpson is presented with a huge domestic market. We believe that through further upgrades and consistency evaluations, which are based on European and American production standards, Helpson will be able to export the products to overseas markets. In China’s market, we believe that in the future, cost management and control ability will gradually become an important factor in determining the competitiveness of generic pharmaceutical enterprises. Although price control leads to a decline in the profitability, the CP’s winning enterprise has a good chance of achieving price-for-volume in order to increase its market share and support its continuous innovation transformation. Additionally, rising and advancing consumer demand in China drives increases in discretionary consumption, and with the improvement of residents' quality of life, the healthcare demand is also changing. We believe that there are a large number of unmet demands in comprehensive healthcare and Internet healthcare sectors.

In addition, the Office of the State Council issued “Pilot Plan for Marketing Authorization Holders” on May 24, 2016, allowing eligible drug research and development institutions and scientific researchers to become Marketing Authorization Holders (“MAH”) by obtaining drug marketing authorization and drug approval numbers from the State Council. This policy uses a management model of separating drug marketing authorization and drug production licenses, thereby allowing MAHs to produce pharmaceuticals themselves or to consign production to other pharmaceutical manufacturers. This policy not only transitions our production practices to meet the European and United States standards by separating drug approval and production qualifications, thereby changing the existing model of bundling drug approval numbers to pharmaceutical manufacturers in China, but also serves as a supplement to the ongoing consistency evaluations policy.

In general, demand for pharmaceutical products is still experiencing steady growth in China. We believe the ongoing generic drug consistency evaluations and reform of China’s drug production registration and review policies will have major effects on the future development of our industry and may change its business patterns. Helpson will continue to actively adapt to the national policy guidance and further evaluate market conditions for its existing products, and competition in the market in order to optimize its development strategy.

Intercompany activities between the holding company and our subsidiaries

As of the date of this prospectus, none of our subsidiaries has distributed any dividends to China Pharma, nor has China Pharma distributed any dividends to the investors. The tables below present cash flow transfer between China Pharma and Helpson, through Onny for the years ended December 31, 2022 and 2021.

For the year ended December 31, 2022
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	China Pharma (via Onny)	Helpson	1,300,000	For Helpson’s operations

For the year ended December 31, 2021
No.	Transfer from	Transfer to	Approximate value ($)	Note
1	China Pharma (via Onny)	Helpson	3,000,000	For Helpson’s operations
2	Helpson (via Onny)	China Pharma	320,000	For the payment of the agent service fees of China Pharma

Executive Offices

Our principal executive offices are located at 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China. Our telephone number at that address is +86-898-66811730.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Doing Business in China

There are Legal and Operational Risks Associated with Having the Majority of the Company’s Operations in the PRC.

The PRC legal system is based on written statutes. The laws, regulations and legal requirements of China are relatively new and change often, and their interpretation and enforcement depend to a large extent on relevant government policy and involve significant uncertainties that could limit the reliability of the legal protections available to us.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services.

In addition, the enforcement of laws and regulations in China can change quickly with little advance notice. In 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in our operation, cause the value of our shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our shares to investors and cause the value of such securities to significantly decline or be worthless.

We cannot predict the effects of future developments in government policy or the PRC legal system in general. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all, or may involve substantial costs and unforeseen risks.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008 and amended in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (“SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended in 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through Helpson, our PRC subsidiary, in China. The operations in China are governed by PRC laws and regulations. Helpson is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”), on CSRC’s official website. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic principles for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include but are not limited to: (1) criteria to determine whether an issuer will be required to go through the filing procedures under the Trial Measures; (2) exemptions from immediate filing requirements for issuers including those that have already been listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, but these issuers shall still be subject to filing procedures if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as issuers whose affiliates have been recently convicted of bribery and corruption; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation after offering or listing overseas to file with the CSRC after it completes subsequent offerings and to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. Specifically, pursuant to the Trial Measures, our future securities offerings in the NYSE American where we have previously offered and listed shall also be filed with the CSRC within 3 working days after the offering is completed. The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially disclose false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB1 million and RMB10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB0.5 million and RMB5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB0.2 million and RMB2 million (approximately $29,129 and $291,295). As the Trial Measures are newly issued, there remain uncertainties regarding its interpretation and implementation. Therefore, we cannot assure you that we will be able to complete the filings for our future offerings and fully comply with the relevant new rules on a timely basis, if at all. In addition, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which will take effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security for public comment, pursuant to which data processors conducting certain activities must apply for cybersecurity review. The draft regulations also require that data processors processing important data or going public overseas shall conduct an annual data security self-assessment or entrust a data security service institution to do so, and submit the data security assessment report of the previous year to the local branch of the CAC before January 31 each year. Further, the draft regulations would require internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have a significant impact on users’ rights and interests. In addition, platform rules and privacy policies formulated by operators of large internet platforms with more than 100 million daily active users, or amendments to such rules or policies by operators of large internet platforms with more than 100 million daily active users that may have significant impacts on users’ rights and interests shall be evaluated by a third-party organization designated by the CAC and reported to local branch of the CAC for approval. The CAC has solicited comments on this draft until December 13, 2021, but there is no definite timetable as to when the draft regulations will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation of such regulations.

As of the date of this prospectus, we, and Helpson, our PRC subsidiary, (i) are not required to obtain permissions from the CSRC, CAC or any other government authorities on Helpson’s operations, and (ii) have not received or been denied such permissions by any PRC government authorities. If the Security Administration Draft is enacted as proposed, we believe that the operations of Helpson and our listing will not be affected and that we will not be subject to cybersecurity review by the CAC, given that Helpson possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

As of the date of this prospectus, we have not received any notice from any authorities identifying Helpson as CIIOs. However, given the uncertainties surrounding the interpretation and implementation of the Cyber Security Law, Data Security Law and relevant regulations, we cannot rule out the possibility that we, or certain of our customers or suppliers may be deemed as a CIIO, or an operator processing “important data.” First, if we are deemed as a CIIO, our purchase of network products or services, if deemed to be affecting or may affect national security, will need to be subject to cybersecurity review, before we can enter into agreements with relevant customers or suppliers, and before the conclusion of such procedure, these customers will not be allowed to use our products or services, and we are not allowed to purchase products or services from our suppliers. There can be no assurance that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent us from using certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon us, if we are deemed a CIIO using network products or services without having completed the required cybersecurity review procedures. If the reviewing authority is of the view that the use of such network products or services by us, or by certain of our customers or suppliers, involves risk of disruption, is vulnerable to external attacks, or may negatively affect, compromise, or weaken the protection of national security, we may not be able to provide such products or services to relevant customers, or purchase products or services from relevant suppliers. This could have a material adverse effect on our results of operations and business prospects. Second, the notion of “important data” is not clearly defined by the Cyber Security Law or the Data Security Law. In order to comply with the statutory requirements, we will need to determine whether we possess important data, monitor the important data catalogs that are expected to be published by local governments and departments, perform risk assessments and ensure we are complying with reporting obligations to applicable regulators. We may also be required to disclose to regulators business-sensitive or network security-sensitive details regarding our processing of important data, and may need to pass the government security review or obtain government approval in order to share important data with offshore recipients, which can include foreign licensors, or share data stored in China with judicial and law enforcement authorities outside of China. If judicial and law enforcement authorities outside China require us to provide data stored in China, and we are not able to pass any required government security review or obtain any required government approval to do so, we may not be able to meet the foreign authorities’ requirements. The potential conflicts in legal obligations could have adverse impact on our operations in and outside of China.

We May be Required to Obtain Additional Permissions and Approvals for Business Operations in the PRC.

As of the date of this prospectus, Helpson has obtained all the required permissions and approvals from PRC authorities that are required to operate its business. Helpson has never failed to receive or maintain any permissions or approvals, nor have any applications been rejected. However, the PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require Helpson to obtain additional permissions or approvals to operate business. If that occurs, we cannot assure you that we will receive such additional permissions and approvals on time. If we do not receive or maintain the approval, or incorrectly conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies or businesses and investments. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities (which may be convertible into or exchangeable for common stock);

●	warrants to purchase our common stock;

●	rights to purchase our common stock; and/or

●	units consisting of the forgoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus but is not complete. For the complete terms of our capital stock, please refer to our articles of incorporation and our bylaws, as amended from time to time. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any capital stock we offer under that prospectus supplement may differ from the terms we describe below.

Our authorized capital stock consists of five hundred million (500,000,000) shares of common stock, $0.001 par value per share and five million (5,000,000) shares of preferred stock, $0.001 par value per share. The authorized and unissued shares of capital stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our shareholders is so required, our board of directors will not seek shareholder approval for the issuance and sale of our capital stock.

Common Stock

As of January 11, 2024, there were 53,066,682 shares of our common stock outstanding. The holders of our common stock are entitled to such dividends as our board of directors may declare from legally available funds. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. Our articles of incorporation or our bylaws, as amended from time to time, do not provide for cumulative voting. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future under the Nevada Revised Statutes, our articles of incorporation or our bylaws, as amended from time to time. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

All shares of common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued upon exercise of common stock warrants or common stock purchase rights, if any.

Our common stock is quoted on the NYSE American under the symbol “CPHI”. The transfer agent and registrar for our common stock is Equiniti Trust Company (f/k/a Corporate Stock Transfer), 3200 E Cherry Creek South Dr Ste 430, Denver, CO 80209.

Preferred Stock

As of January 11, 2024, no shares of preferred stock had been issued or were outstanding.

Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions of our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent or any other office indicated in the prospectus supplement.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Sales Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by FLANGAS LAW GROUP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated balance sheets of China Pharma Holdings, Inc. and the subsidiaries as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance upon the report of BF Borgers CPA, P.C., an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such annual, quarterly and current reports, proxy statements and other information are available at the website of the SEC at https://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 30, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 13, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 14, 2023;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 12, 2023;

●	Current Reports on Form 8-K, filed on March 29, 2023, April 20, 2023, October 3, 2023, December 19, 2023 and December 21, 2023;

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 7, 2023;

●	The description of China Pharma’s securities contained in Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed on March 30, 2022; and

●	All of our filings made with the Securities and Exchange Commission pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by written or oral request, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at China Pharma Holdings, Inc., 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China, or calling us at 86-10-898-66811730.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

CHINA PHARMA HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

The date of this prospectus is January 12, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$738
Legal Fees and Expenses*	*
Accounting Fees and Expenses*	*
Printing and miscellaneous Expenses*	*
Total	$738

*	Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes permits our board of directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

We have adopted provisions in our Articles of Incorporation, as amended from time to time that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by Nevada law, as it now exists or may in the future be amended, and against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of the company.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officer, employees or agents in which indemnification would be required or permitted. We believe provisions in our articles of incorporation are necessary to attract and retain qualified persons as directors and officers.

In any underwriting agreement we enter into in connection with the sale of common stock and warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit
Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, debt securities, warrants, rights and/or units.

4.1*	Specimen of Common Stock Certificate.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Indenture, including form of Note.

4.4*	Form of warrant agreement and warrant certificate.

4.5*	Form of unit agreement and unit certificate.

4.6*	Form of Rights Certificate.

5.1	Opinion of FLANGAS LAW GROUP as to the legality of the securities being registered.

23.1	Consent of FLANGAS LAW GROUP (included in Exhibit 5.1).

23.2	Consent of BF Borgers CPA, P.C., an independent registered accounting firm.

24.1	Power of Attorney (included on the signature pages to this registration statement)

25.1**	Form T-1 Statement of Eligibility of Trustee

107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.

**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hainan, PRC on January 12, 2024.

Date: January 12, 2024	CHINA PHARMA HOLDINGS, INC.

	By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Zhilin Li, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including without limitation any and all pre- and post-effective amendments thereto, and any registration statement relating to the same offering as this Registration Statement relates that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney in fact and agents, and each of them, full power and authority to do and perform each and every act and thing in connection therewith, and ratifying and confirming all that said attorney in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhilin Li	Chairman of the Board, President, Chief Executive Officer	January 12, 2024
Zhilin Li	(principal executive officer) and Interim Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Heung Mei Tsui	Director	January 12, 2024
Heung Mei Tsui

/s/ Gene Michael Bennett	Director	January 12, 2024
Gene Michael Bennett

/s/ Yingwen Zhang	Director	January 12, 2024
Yingwen Zhang

/s/ Baowen Dong	Director	January 12, 2024
Baowen Dong